Akers Biosciences Announces Pricing of Public Offering

of 1,667,000 Shares and 833,500 Warrants

THOROFARE, N.J., January 9, 2017 (Marketwired) – Akers Biosciences, Inc. (NASDAQ: AKER) (AIM: AKR.L), (the “Company” or “Akers Bio”), a developer of rapid health information technologies, today announces the entry into an agreement relating to the sale of 1,667,000 shares of common stock at a public offering price of $1.20 per share together with the issuance of 833,500 five-year warrants to purchase common stock with an exercise price of $1.50. The gross proceeds from the offering, excluding any proceeds on the exercise of the warrants, are expected to be approximately $2,000,400, before deducting the underwriting discount and estimated offering expenses. The funds raised will be used for working capital as well as to accelerate growth in the US and in international markets, further develop new customers and launch new diagnostic products.

The offering is expected to close on January 13, 2017, subject to satisfaction of customary closing conditions. The shares and warrants are being offered by Akers Biosciences, Inc. pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

Joseph Gunnar & Co., LLC is acting as sole book-running manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Joseph Gunnar & Co, LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com.

About Akers Biosciences, Inc.

Akers Bio develops, manufactures, and supplies rapid screening and testing products designed to deliver quicker and more cost-effective healthcare information to healthcare providers and consumers. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company’s state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical product distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics.

Additional information on the Company and its products can be found at www.akersbio.com. Follow us on Twitter @AkersBio.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Akers Biosciences, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For more information:

Akers Biosciences, Inc.

John J. Gormally, Chief Executive Officer

Raymond F. Akers, Jr. PhD, Vice Chairman

Tel. +1 856 848 8698

Taglich Brothers, Inc. (Investor Relations)

Chris Schreiber

Tel. +1 917 445 6207

Email: cs@taglichbrothers.com

Vigo Communications (Global Public Relations)

Ben Simons / Fiona Henson

Tel. +44 (0)20 7830 9704

Email: akers@vigocomms.com